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                                                                      EXHIBIT 10

                            AMSOUTH BANCORPORATION
                             AMENDED AND RESTATED
                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS



I.   Purpose

     The purposes of this Stock Option Plan for Outside Directors are to align the interests of the outside directors of AmSouth Bancorporation (the "Corporation") more closely with the interests of the Corporation's shareholders, to provide such directors with an additional inducement to remain in the service of the Corporation with an increased incentive to work for its long-term success, and to establish an effective element of a reasonable directors' compensation package.


II.  Definitions

     The following terms shall have the meanings indicated below:

     2.1 "Common Stock" shall mean the common stock, par value $1.00 per share, of the Corporation.

     2.2 "Committee" shall mean the Director Affairs Committee of the Corporation or any successor committee that performs similar functions.

     2.3  "Corporation" shall mean AmSouth Bancorporation.

     2.4 "Business Day" shall mean any day on which the market used to determine the Fair Market Value of the Common Stock is open for trading.

     2.5 "Fair Market Value" shall mean the closing price of the Common Stock on the New York Stock Exchange on the relevant date. If on the relevant date the Common Stock is not listed on the New York Stock Exchange, "Fair Market Value" shall mean the closing price of the Common Stock on the relevant date on the principal stock exchange on which the Common Stock is listed. If the Common Stock is not listed on any stock exchange on the relevant date, "Fair Market Value" shall mean the mean between the bid and asked price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on the relevant date.

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     2.6  "Outside Director" shall mean any individual who on the relevant date is a member of the Board of Directors of the Corporation but is not an employee of the Corporation.

     2.7 "Plan" shall mean the AmSouth Bancorporation Amended and Restated Stock Option Plan for Outside Directors, and all amendments thereto.

     2.8 "HR Head" shall mean the head of the Human Resources Division of AmSouth Bank.

     2.9 "Option" shall mean an option granted to an Outside Director pursuant to the Plan.


III. Administration

     3.1  The Committee.  The Plan shall be administered by the Committee or by
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          any other similar committee appointed by the Board.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2  Authority of the Committee.  Except as limited by law or by the
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          Certificate of Incorporation or Bylaws of the Corporation, and subject to the provisions herein, including Section 3.4, the Committee shall have full power to select Outside Directors who shall participate in the Plan; determine the terms and conditions of Options in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Outside Directors; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Outside Directors; and (subject to the provisions of Section 7.7 herein) amend the terms and conditions of any outstanding Options to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Outside Directors. As permitted by law, the Committee may delegate its authority.

     3.3  Decisions Binding.  All determinations and decisions made by the
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          Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee and the Board shall be final, conclusive and binding on all persons, including the Corporation, its stockholders, Outside Directors, and their estates and beneficiaries.

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     3.4  Source of Shares.  The shares of Common Stock that may be issued upon
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          the exercise of Options under the Plan shall be authorized and issued shares held in the Corporation's treasury. The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 450,000 shares, subject to adjustment pursuant to Section 7.6 hereof.

IV.  Grantings of Options

     4.1  Grants.  Subject to the terms and provisions of the Plan, Options may
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          be granted to Outside Directors in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee.

     4.2  Stock Option Agreements.  The grant of any Option shall be evidenced
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          by a written "Stock Option Agreement" executed by the Corporation and the optionee. The Stock Option Agreement shall contain the number of shares of Common Stock that are subject to the Option evidenced thereby, other essential terms of the Option, and other terms that are not inconsistent with the requirements of this Plan.


V.   Terms of Options

     5.1  Terms of Options.  All Options shall have a term of ten years from
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          the date of grant, subject to (i) earlier termination pursuant to
          Section 5.5 hereof, and (ii) specific limitations contained in the terms of the Stock Option Agreement respecting such Option.

     5.2  Exercise of Options.  Options shall become exercisable in
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          accordance with the terms of the Stock Option Agreement respecting such Option.

     5.3  Exercise Price.  The exercise price for all Options shall be the Fair
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          Market Value of the Common Stock on the date the Option is granted.

     5.4  Number of Shares.  The number of share underlying each Option shall
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          be determined in accordance with the terms of the Stock Option
          Agreement respecting such Option. The number of shares subject to an Option shall be subject to adjustment in accordance with Section 7.6 hereof.

     5.5  Forfeiture. Options shall be subject to such forfeiture provisions as
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          are set forth in the Stock Option Agreement respecting such Option.

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VI.  Exercise of Options

     6.1  Notice of Exercise.  An Option shall be exercised by delivery to the
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          HR Head of a written notice of exercise in the form prescribed by the
          HR Head for use from time to time. Such notice of exercise shall indicate the number of shares as to which the Option is exercised and shall be accompanied by the full exercise price for the Options exercised.

     6.2  Form of Payment.   The exercise price may be paid (i) in cash or by
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          check, (ii) in whole or in part, by surrender of shares of Common
          Stock, which shall be credited against the exercise price at their Fair Market Value on the date the Option is exercised, (iii) by combination of (i) and (ii), (iv) by "cashless exercise" in which a third party is authorized to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (v) by any other means that the Committee determines to be consistent with the Plan's purpose and applicable law.


VII. Miscellaneous

     7.1  General Restriction.  Each Option under the Plan shall be subject to
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          the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock, any consent or approval of any governmental body, or any other agreement, consent or action is necessary or desirable as a condition of the granting of an Option or issuance of Common Stock in satisfaction thereof, such grant or issuance may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

     7.2  Non-Assignability. Except with the approval of the Committee, no
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          Option under the Plan shall be assignable or transferable by the optionee, except by will or pursuant to applicable laws of descent and distribution. During the life of an optionee, an Option shall be exercisable only by such optionee.

     7.3  Withholding Taxes.   Whenever the Corporation issues or transfers
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          shares of Common Stock under the Plan, the Corporation shall have the right to require the optionee to remit to the Corporation an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate for such shares. An optionee may elect to satisfy the withholding

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          requirement, in whole or in part, by having the Corporation withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the total tax to be withheld. The amount to be withheld shall be determined by the HR Head based on applicable laws and regulations. All such elections shall be made in writing and shall be subject to any restrictions or limitations that the HR Head, in his or her sole discretion, deems appropriate.

     7.4  No Right to Continued Service.  Nothing in the Plan or in any
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          agreement entered into pursuant to the Plan shall confer upon any optionee any right to continued service as a director of the Corporation or any subsidiary or affect any right of the Corporation or a subsidiary, acting through their Boards of Directors or otherwise, to terminate or otherwise affect the service of such optionee.

     7.5  No Rights as Shareholders.  Holders of Options under the Plan shall
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          have no rights as shareholders of the Corporation resulting therefrom unless and until certificates for shares of Common Stock are registered in their names in satisfaction of a duly exercised Option.

     7.6  Adjustments.   In the event that the outstanding shares of Common
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          Stock of the Corporation are changed in number, class or character by reason of any split-up, change of par value, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation or other corporate change, or shall be changed in value by reason of any spin-off, dividend in partial liquidation or other special distribution, the Committee may make any changes it may deem equitable and appropriate in outstanding Options, and/or in the number of shares of Common Stock reserved for issuance under the Plan. For purposes of this Section 7.6, it is intended that, absent reasons to the contrary, adjustments to Options be consistent with any changes or lack of changes to other options on the Common Stock resulting from the same cause.

     7.7  Amendment or Termination of Plan. The Board of Directors of the
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          Corporation, or the Committee, may amend or terminate the Plan as it deems advisable; provided, however, no such amendment or termination may impair the rights of an optionee under an Option previously granted.

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